Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

Kelsey Merkel

kelsey.merkel@ww.com

WW International, Inc. Announces Second Quarter 2024 Results

•	End of Period Subscribers of 3.8 million, including 81 thousand End of Period Clinical Subscribers

•	Revenues of $202.1 million

•	Gross margin of 67.9%

•	Operating Income of $35.9 million; excluding the net impact of restructuring charges related to prior year restructuring plans, adjusted operating income of $37.9 million

•	Provides update to full year fiscal 2024 guidance

•

Announces 2024 Restructuring Plan that is expected to result in $100 million of annual run-rate cost savings related to strategic streamlining of the Company’s operational structure to optimize its clinical and behavioral product portfolio and to its cost-savings initiative

NEW YORK (August 1, 2024) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the second quarter of fiscal 2024.

“WeightWatchers has the right strategy to return the business to growth. With a rapidly changing landscape, we are taking decisive actions to navigate through this environment and completely reimagining how we operate,” said Sima Sistani, the Company’s CEO. “We are executing a significant streamlining of our operational structure, to focus and execute against our strategic pillars to expand care, expand access, and expand payment options for our members. These initiatives enable us to serve a broader population as the leading digital health provider of weight health, catalyzing our return to growth and positioning the Company for long-term success.”

“We are refining our operational framework against our product roadmap, concentrating on high impact initiatives to enhance efficiency, accountability and speed. These actions are part of a comprehensive cost reduction plan, targeting $100 million in annualized savings including $20 million of savings currently reflected in our 2024 guidance,” said Heather Stark, the Company’s CFO. “We are committed to maximizing profitability and making strategic decisions that will best position the Company for long-term success.”

Q2 2024 Consolidated Results

	Three Months Ended			% Change Adjusted for Constant Currency(1)
	June 29,	July 1,
	2024	2023	% Change
(in millions except percentages and per share amounts)
Subscription Revenues, net	$200.0	$212.1	(5.7%)	(5.4%)
Other Revenues, net(2)	2.1	14.7	(85.6%)	(85.5%)

Revenues, net	$202.1	$226.8	(10.9%)	(10.6%)
Gross Profit	$137.3	$143.2	(4.1%)	(3.8%)
Non-GAAP Adjustments(1)
Net Restructuring Charges(3)	(0.1)	0.7

Adjusted Gross Profit(1)	$137.2	$143.8	(4.6%)	(4.3%)
Operating Income	$35.9	$26.3	36.5%	37.6%
Non-GAAP Adjustments(1)
Net Restructuring Charges(3)	2.0	2.7
Acquisition Transaction Costs	—	4.9

Adjusted Operating Income(1)	$37.9	$33.9	12.0%	12.8%
Net Income	$23.3	$50.8	(54.2%)	(53.8%)
EPS	$0.29	$0.65	(54.9%)	(54.5%)

Total Paid Weeks	50.7	53.4	(4.9%)	N/A
Digital(4) Paid Weeks	42.0	43.2	(2.9%)	N/A
Workshops + Digital(5) Paid Weeks	7.7	9.8	(21.3%)	N/A
Clinical(6) Paid Weeks	1.1	0.4	205.4%	N/A

End of Period Subscribers(7)	3.8	4.1	(6.1%)	N/A
Digital Subscribers	3.2	3.3	(4.2%)	N/A
Workshops + Digital Subscribers	0.6	0.7	(21.4%)	N/A
Clinical Subscribers	0.1	0.0	119.8%	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

“Other Revenues, net” (formerly known as “Product Sales and Other, net”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other Revenues, net” included sales of consumer products.

(3)

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on the Company’s previously disclosed 2023, 2022, 2021, and 2020 restructuring plans, and the reversal of certain of the charges associated therewith.

(4)	“Digital” refers to providing subscriptions to the Company’s digital product offerings.
(5)	“Workshops + Digital” refers to providing subscriptions for unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings.
(6)	“Clinical” refers to providing subscriptions to the Company’s clinical product offerings provided by WeightWatchers Clinic (formerly referred to as Sequence).
(7)	“Subscribers” refers to Digital subscribers, Workshops + Digital subscribers, and Clinical subscribers who participate in recurring bill programs in Company-owned operations.

Q2 2024 Business and Financial Highlights

•

End of Period Subscribers in Q2 2024 were down 6.1% versus the prior year period, driven by declines in the Digital and Workshops + Digital businesses. Q2 2024 End of Period Digital Subscribers decreased 4.2% versus the prior year period. Q2 2024 End of Period Workshops + Digital Subscribers decreased 21.4% versus the prior year period. Q2 2024 End of Period Clinical Subscribers increased 119.8% versus the prior year period.

•

Total Paid Weeks in Q2 2024 were down 4.9% versus the prior year period driven by declines in the Digital and Workshops + Digital businesses. Q2 2024 Digital Paid Weeks decreased 2.9% versus the prior year period. Q2 2024 Workshops + Digital Paid Weeks decreased 21.3% versus the prior year period. Q2 2024 Clinical Paid Weeks increased 205.4% versus the prior year period.

•	Revenues in Q2 2024 were $202.1 million. On a constant currency basis, Q2 2024 revenues decreased 10.6% versus the prior year period.

•

Subscription Revenues in Q2 2024 were $200.0 million. On a constant currency basis, these revenues decreased 5.4% versus the prior year period. Subscription Revenues included $19.7 million of Clinical Subscription Revenues.

•	Other Revenues in Q2 2024 were $2.1 million. On a constant currency basis, these revenues decreased 85.5% versus the prior year period driven by the discontinuation of the consumer products business.

•

Gross Profit in Q2 2024 was $137.3 million, compared to $143.2 million in the prior year period. Adjusted gross profit in Q2 2024, which excluded the reversal of $0.1 million of restructuring charges related to a prior year restructuring plan, was $137.2 million. Adjusted gross profit in Q2 2023, which excluded the net impact of $0.7 million of restructuring charges, was $143.8 million.

•

Gross Margin in Q2 2024 was 67.9%, as compared to 63.1% in the prior year period. Adjusted gross margin in Q2 2024 was 67.9%, up from an adjusted gross margin of 63.4% in the prior year period, driven primarily by the discontinuation of the lower margin consumer products business at the end of 2023.

•

Operating Income in Q2 2024 was $35.9 million, compared to operating income of $26.3 million in the prior year period. Adjusted operating income in Q2 2024, which excluded the net impact of $2.0 million of restructuring charges related to prior year restructuring plans, was $37.9 million. Adjusted operating income in Q2 2023, which excluded the net impact of $2.7 million of restructuring charges and the impact of $4.9 million of acquisition transaction costs, was $33.9 million.

•

Income Tax Benefit in Q2 2024 was $15.8 million, which reflected the impact of an unusually high negative annual effective tax rate driven by a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2024 guidance. In the prior year period, income tax benefit was $48.1 million.

•	Net Income in Q2 2024 was $23.3 million compared to net income of $50.8 million in the prior year period.

•	Diluted Earnings per share in Q2 2024 was $0.29 compared to diluted earnings per share of $0.65 in the prior year period.

•	Certain items affect year-over-year comparability.

•	Q2 2024 diluted earnings per share incorporated the net positive impact of $0.42 per diluted share in the aggregate due to the following items:

•

$0.44 per diluted share positive tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2024 guidance.

•	$0.02 per diluted share net negative impact of restructuring charges related to prior year restructuring plans.

•	Q2 2023 diluted earnings per share incorporated the positive impact of $0.69 per diluted share in the aggregate due to the following items:

•

$0.77 per diluted share positive tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2023 guidance.

•	$0.05 per diluted share negative impact from acquisition transaction costs.

•	$0.03 per diluted share negative net impact of restructuring charges.

Other Items

•	Cash balance as of June 29, 2024 was $42.7 million. On that same date, the Company had no outstanding borrowings under its revolving credit facility.

•

2024 Restructuring Plan: In connection with the strategic streamlining of its operational structure to optimize its clinical and behavioral product portfolio and its cost-savings initiative, the Company committed to a plan of reduction in force that will result in the elimination of certain positions and the termination of employment for certain employees worldwide (the “2024 Restructuring Plan”). The Company anticipates recording restructuring charges that it currently estimates will range between $12.0 million to $15.0 million in the aggregate in the second half of fiscal 2024.

Full Year Fiscal 2024 Guidance

The Company is providing the following update to its full year fiscal 2024 guidance:

•	Revenue is expected to be at least $770.0 million.

•

Operating loss is expected to be at most $180.7 million; excluding non-cash intangible impairment charges and the net impact of restructuring charges, adjusted operating income is expected to be at least $100.0 million.

Second Quarter 2024 Conference Call and Webcast

The Company has scheduled a conference call today at 8:30 a.m. ET. During the conference call, Sima Sistani, Chief Executive Officer, and Heather Stark, Chief Financial Officer, will discuss the second quarter of fiscal 2024 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, under Events and Presentations. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating income (loss), operating income (loss) margin and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), as applicable, with respect to (i) the second quarter of fiscal 2024 to exclude the impact or net impact, as applicable, of charges associated with the Company’s previously disclosed 2023 restructuring plan (the “2023 plan”) and the Company’s previously disclosed 2022 restructuring plan (the “2022 plan”); (ii) the first six months of fiscal 2024 to exclude (x) the impact of impairment charges for the Company’s franchise rights acquired related to its United States, Australia, New Zealand and United Kingdom units of account and (y) the net impact of charges associated with the 2023 plan and the 2022 plan; and (iii) the second quarter and first six months of fiscal 2023 to exclude (x) the net impact of (a) charges associated with the 2023 plan, (b) charges associated with the 2022 plan or the reversal of certain of the charges associated with the 2022 plan, as applicable, (c) charges associated with the Company’s previously disclosed 2021 organizational restructuring plan (the “2021 plan”) or the reversal of certain of the charges associated with the 2021 plan, as applicable, and (d) the reversal of certain of the charges associated with the Company’s previously disclosed 2020 organizational restructuring plan (the “2020 plan”) and (y) the impact of certain non-recurring transaction costs in connection with the acquisition of Sequence. The Company generally refers to such non-GAAP measures as excluding or adjusting for the impact of franchise rights acquired impairments, the impact or net impact, as applicable, of restructuring charges, and the impact of acquisition transaction costs, as applicable. The Company also presents in the attachments to this release the non-GAAP financial measures: earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”); earnings before interest, taxes, depreciation, amortization, stock-based compensation, franchise rights acquired and goodwill impairments, net restructuring charges, and certain non-recurring transaction costs in connection with the acquisition of Sequence (“Adjusted EBITDAS”); total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. A reconciliation of the forward-looking full year EBITDAS outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management programs. For six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our programs. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any guidance and any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the ability to successfully implement strategic initiatives; the Company’s ability to evolve its community offerings to meet the evolving tastes and preferences of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers, affiliated provider entities, PCs’ healthcare professionals, and other partners, including as a result of its acquisition of Weekend Health, Inc., doing business as Sequence (“Sequence”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s ability to successfully make acquisitions or enter into collaborations or joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Sequence; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of the Company’s business; the Company’s failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by the Company of leases; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to successfully integrate and use artificial intelligence in its business; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; risks related to the Acquisition, including risks that the Acquisition may not achieve its intended results; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations as a result of the Acquisition; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	June 29, 2024	December 30, 2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$42,709	$109,366
Receivables (net of allowances: June 29, 2024 - $2,025 and December 30, 2023 - $1,041)	13,412	14,938
Prepaid income taxes	12,878	25,370
Prepaid marketing and advertising	1,898	10,149
Prepaid expenses and other current assets	17,194	19,651

TOTAL CURRENT ASSETS	88,091	179,474
Property and equipment, net	18,203	19,741
Operating lease assets	47,861	52,272
Franchise rights acquired	128,164	386,526
Goodwill	241,872	243,441
Other intangible assets, net	54,213	63,208
Deferred income taxes	16,615	19,683
Other noncurrent assets	19,237	17,685

TOTAL ASSETS	$614,256	$982,030

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of operating lease liabilities due within one year	$9,492	$9,613
Accounts payable	25,119	18,507
Salaries and wages payable	40,434	79,096
Accrued marketing and advertising	14,028	18,215
Accrued interest	5,345	5,346
Deferred acquisition payable	14,608	16,500
Other accrued liabilities	22,122	22,610
Income taxes payable	35,373	1,609
Deferred revenue	33,849	33,966

TOTAL CURRENT LIABILITIES	200,370	205,462
Long-term debt, net	1,428,553	1,426,464
Long-term operating lease liabilities	49,043	53,461
Deferred income taxes	21,933	41,994
Other	1,640	15,743

TOTAL LIABILITIES	1,701,539	1,743,124
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 130,048 shares issued at June 29, 2024 and 130,048 shares issued at December 30, 2023	0	0
Treasury stock, at cost, 50,344 shares at June 29, 2024 and 50,859 shares at December 30, 2023	(3,040,679)	(3,064,628)
Retained earnings	1,970,791	2,314,834
Accumulated other comprehensive loss	(17,395)	(11,300)

TOTAL DEFICIT	(1,087,283)	(761,094)

TOTAL LIABILITIES AND TOTAL DEFICIT	$614,256	$982,030

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	June 29, 2024	July 1, 2023
Subscription revenues, net (1)	$199,956	$212,140
Other revenues, net (2)	2,117	14,690

Revenues, net	202,073	226,830

Cost of subscription revenues (3)	64,023	71,378
Cost of other revenues	756	12,272

Cost of revenues	64,779	83,650

Gross profit	137,294	143,180
Marketing expenses	53,696	51,119
Selling, general and administrative expenses	47,665	65,744
Franchise rights acquired impairments	—	—

Operating income	35,933	26,317
Interest expense	28,577	24,075
Other income, net	(78)	(520)

Income before income taxes	7,434	2,762
Benefit from income taxes	(15,835)	(48,066)

Net income	$23,269	$50,828

Earnings per share
Basic	$0.29	$0.65

Diluted	$0.29	$0.65

Weighted average common shares outstanding
Basic	79,483	78,007

Diluted	79,825	78,591

Note: Totals may not sum due to rounding.

(1)

“Subscription revenues, net” consist of net “Digital Subscription Revenues”, net “Workshops + Digital Subscription Revenues” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings. “Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for combined workshops and Digital offerings. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2)

“Other revenues, net” (formerly known as “product sales and other, net”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other revenues, net” included sales of consumer products.

(3)	“Cost of subscription revenues” consists of cost of revenues and operating expenses for the Company’s Digital, Workshops + Digital and Clinical services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Six Months Ended
	June 29, 2024	July 1, 2023
Subscription revenues, net (1)	$404,012	$423,172
Other revenues, net (2)	4,609	45,552

Revenues, net	408,621	468,724

Cost of subscription revenues (3)	131,839	166,275
Cost of other revenues	1,688	39,758

Cost of revenues	133,527	206,033

Gross profit	275,094	262,691
Marketing expenses	143,858	139,353
Selling, general and administrative expenses	106,647	125,604
Franchise rights acquired impairments	257,988	—

Operating loss	(233,399)	(2,266)
Interest expense	53,304	46,921
Other income, net	(1,683)	(851)

Loss before income taxes	(285,020)	(48,336)
Provision for income taxes	39,613	19,515

Net loss	$(324,633)	$(67,851)

Net loss per share
Basic	$(4.09)	$(0.91)

Diluted	$(4.09)	$(0.91)

Weighted average common shares outstanding
Basic	79,345	74,302

Diluted	79,345	74,302

Note: Totals may not sum due to rounding.

(1)

“Subscription revenues, net” consist of net “Digital Subscription Revenues”, net “Workshops + Digital Subscription Revenues” and net “Clinical Subscription Revenues”. “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings. “Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for combined workshops and Digital offerings. “Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.

(2)

“Other revenues, net” (formerly known as “product sales and other, net”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other revenues, net” included sales of consumer products.

(3)	“Cost of subscription revenues” consists of cost of revenues and operating expenses for the Company’s Digital, Workshops + Digital and Clinical services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Six Months Ended
	June 29, 2024	July 1, 2023
Operating activities:
Net loss	$(324,633)	$(67,851)
Adjustments to reconcile net loss to cash used for operating activities:
Depreciation and amortization	19,948	24,869
Amortization of deferred financing costs and debt discount	2,509	2,509
Impairment of franchise rights acquired	257,988	—
Impairment of intangible and long-lived assets	197	189
Share-based compensation expense	5,141	9,613
Deferred tax benefit	(14,948)	(5,824)
Allowance for doubtful accounts	6,886	(143)
Reserve for inventory obsolescence	134	3,153
Foreign currency exchange rate gain	(1,249)	(841)
Changes in cash due to:
Receivables	3,407	57
Inventories	30	6,886
Prepaid expenses	18,956	10,321
Accounts payable	6,598	3,402
Accrued liabilities	(36,825)	(19,536)
Deferred revenue	142	1,975
Other long term assets and liabilities, net	(16,076)	(1,265)
Income taxes	33,819	5,429

Cash used for operating activities	(37,976)	(27,057)

Investing activities:
Capital expenditures	(730)	(1,746)
Capitalized software and website development expenditures	(9,376)	(17,907)
Cash paid for acquisitions, net of cash acquired	—	(38,362)
Other items, net	(5)	(8)

Cash used for investing activities	(10,111)	(58,023)

Financing activities:
Taxes paid related to net share settlement of equity awards	(629)	(1,319)
Proceeds from stock options exercised	—	82
Cash paid for acquisitions	(16,500)	(1,066)
Other items, net	(3)	(38)

Cash used for financing activities	(17,132)	(2,341)

Effect of exchange rate changes on cash and cash equivalents	(1,438)	541

Net decrease in cash and cash equivalents	(66,657)	(86,880)
Cash and cash equivalents, beginning of period	109,366	178,326

Cash and cash equivalents, end of period	$42,709	$91,446

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended
	June 29, 2024	July 1, 2023	Variance
Paid Weeks (1)
Digital Paid Weeks	41,979	43,246	(2.9%)
Workshops + Digital Paid Weeks	7,682	9,755	(21.3%)
Clinical Paid Weeks	1,084	355	205.4%

Total Paid Weeks	50,745	53,356	(4.9%)

End of Period Subscribers (2)
End of Period Digital Subscribers	3,190	3,329	(4.2%)
End of Period Workshops + Digital Subscribers	566	720	(21.4%)
End of Period Clinical Subscribers	81	37	119.8%

Total End of Period Subscribers	3,837	4,086	(6.1%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s Digital offerings; (ii) “Workshops + Digital Paid Weeks” is the total paid subscription weeks for combined workshops and Digital offerings; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical offerings; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of subscribers that have access to combined workshops and Digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Six Months Ended
	June 29, 2024	July 1, 2023	Variance
Paid Weeks (1)
Digital Paid Weeks	84,298	84,047	0.3%
Workshops + Digital Paid Weeks	16,106	19,906	(19.1%)
Clinical Paid Weeks	2,123	355	497.9%

Total Paid Weeks	102,527	104,308	(1.7%)

End of Period Subscribers (2)
End of Period Digital Subscribers	3,190	3,329	(4.2%)
End of Period Workshops + Digital Subscribers	566	720	(21.4%)
End of Period Clinical Subscribers	81	37	119.8%

Total End of Period Subscribers	3,837	4,086	(6.1%)

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s Digital offerings; (ii) “Workshops + Digital Paid Weeks” is the total paid subscription weeks for combined workshops and Digital offerings; (iii) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical offerings; and (iv) “Total Paid Weeks” is the sum of Digital Paid Weeks, Workshops + Digital Paid Weeks and Clinical Paid Weeks.

(2)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of subscribers that have access to combined workshops and Digital offerings; (iii) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (iv) “End of Period Subscribers” is the sum of End of Period Digital Subscribers, End of Period Workshops + Digital Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q2 2024 Variance
	Q2 2024			Q2 2023	2024 vs 2023	2024 Constant Currency vs 2023
	GAAP	Currency Adjustment	Constant Currency	GAAP
Selected Financial Data
Total Revenues	$202,073	$653	$202,726	$226,830	(10.9%)	(10.6%)
Digital Subscription Revenues (1)	$134,551	$560	$135,111	$147,381	(8.7%)	(8.3%)
Workshops + Digital Subscription Revenues (2)	$45,682	$82	$45,764	$57,167	(20.1%)	(19.9%)
Clinical Subscription Revenues (3)	$19,723	$—	$19,723	$7,592	159.8%	159.8%
Subscription Revenues (4)	$199,956	$643	$200,599	$212,140	(5.7%)	(5.4%)
Other Revenues (5)	$2,117	$10	$2,127	$14,690	(85.6%)	(85.5%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings.
(2)	“Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for combined workshops and Digital offerings.
(3)	“Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.
(4)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Subscription Revenues” plus “Clinical Subscription Revenues”.
(5)

“Other Revenues” (formerly known as “product sales and other”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other Revenues” included sales of consumer products.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					YTD 2024 Variance
	YTD 2024			YTD 2023	2024 vs 2023	2024 Constant Currency vs 2023
	GAAP	Currency Adjustment	Constant Currency	GAAP
Selected Financial Data
Total Revenues	$408,621	$(130)	$408,491	$468,724	(12.8%)	(12.9%)
Digital Subscription Revenues (1)	$272,185	$(43)	$272,142	$296,725	(8.3%)	(8.3%)
Workshops + Digital Subscription Revenues (2)	$93,352	$(85)	$93,267	$118,855	(21.5%)	(21.5%)
Clinical Subscription Revenues (3)	$38,475	$—	$38,475	$7,592	406.8%	406.8%
Subscription Revenues (4)	$404,012	$(127)	$403,885	$423,172	(4.5%)	(4.6%)
Other Revenues (5)	$4,609	$(3)	$4,606	$45,552	(89.9%)	(89.9%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings.
(2)	“Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for combined workshops and Digital offerings.
(3)	“Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.
(4)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Subscription Revenues” plus “Clinical Subscription Revenues”.
(5)

“Other Revenues” (formerly known as “product sales and other”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other Revenues” included sales of consumer products.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												Q2 2024 Variance
														2024 Constant Currency
	Q2 2024							Q2 2023				2024 vs 2023	2024 Adjusted vs 2023 Adjusted	2024 vs 2023	2024 Adjusted vs 2023 Adjusted
	GAAP	Adjustment		Adjusted	Currency Adjustment	Constant Currency	Adjusted Constant Currency	GAAP	Adjustment		Adjusted
Selected Financial Data
Gross Profit	$137,294	$(102	) (1)	$137,192	$505	$137,799	$137,697	$143,180	$659	(4)	$143,839	(4.1%)	(4.6%)	(3.8%)	(4.3%)
Gross Margin	67.9%			67.9%		68.0%	67.9%	63.1%			63.4%

Selling, General and Administrative Expenses	$47,665	$(2,081	) (2)	$45,584	$69	$47,734	$45,653	$65,744	$(6,877	) (5)	$58,867	(27.5%)	(22.6%)	(27.4%)	(22.4%)

Operating Income	$35,933	$1,979	(3)	$37,912	$282	$36,215	$38,193	$26,317	$7,536	(6)	$33,853	36.5%	12.0%	37.6%	12.8%
Operating Income Margin	17.8%			18.8%		17.9%	18.8%	11.6%			14.9%

Note: Totals may not sum due to rounding.

(1)	Excludes the impact of the reversal of $102 of charges associated with the Company’s previously disclosed 2023 restructuring plan.
(2)

Excludes the net impact of $2,012 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $69 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(3)

Excludes (a) the impact of the reversal of $102 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and (b) the net impact of $2,012 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $69 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to selling, general and administrative expenses, respectively.

(4)

Excludes the net impact of $532 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $40 of charges associated with the Company’s previously disclosed 2022 restructuring plan, $103 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $16 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(5)

Excludes the net impact of $1,252 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $778 of charges associated with the Company’s previously disclosed 2022 restructuring plan and the reversal of $39 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan, and the impact of $4,886 of acquisition transaction costs.

(6)

Excludes (i) the net impact of (a) $532 of charges and $1,252 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (b) $40 of charges and $778 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (c) $103 of charges and the reversal of $39 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (d) the reversal of $16 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues, and (ii) the impact of $4,886 of acquisition transaction costs recorded to selling, general and administrative expenses.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

												YTD 2024 Variance
														2024 Constant Currency
	YTD 2024							YTD 2023					2024 Adjusted vs 2023 Adjusted	2024 vs 2023	2024 Adjusted vs 2023 Adjusted
	GAAP	Adjustment		Adjusted	Currency Adjustment	Constant Currency	Adjusted Constant Currency	GAAP	Adjustment		Adjusted	2024 vs 2023
Selected Financial Data
Gross Profit	$275,094	$2,353	(1)	$277,447	$(70)	$275,024	$277,377	$262,691	$19,276	(5)	$281,967	4.7%	(1.6%)	4.7%	(1.6%)
Gross Margin	67.3%			67.9%		67.3%	67.9%	56.0%			60.2%

Selling, General and Administrative Expenses	$106,647	$(5,363	) (2)	$101,284	$(57)	$106,590	$101,227	$125,604	$(14,638	) (6)	$110,966	(15.1%)	(8.7%)	(15.1%)	(8.8%)

Operating Loss	$(233,399)	$265,704	(3)	$32,305	$18	$(233,381)	$32,428 (4)	$(2,266)	$33,914	(7)	$31,648	10,195.1%	2.1%	10,194.3%	2.5%
Operating Loss Margin	(57.1%)			7.9%		(57.1%)	7.9%	(0.5%)			6.8%

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of $2,328 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $25 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(2)

Excludes the net impact of $5,075 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $288 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(3)

Excludes (i) the impact of impairment charges of the Company’s franchise rights acquired of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively, and (ii) the net impact of (a) $2,328 of charges and $5,075 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (b) $25 of charges and $288 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Includes $104 of currency adjustment associated with the impairment charges of the Company’s franchise rights acquired of $4,074, $2,328 and $155 related to its Australia, New Zealand and United Kingdom units of account, respectively.

(5)

Excludes the net impact of $19,425 of charges associated with the Company’s previously disclosed 2023 restructuring plan, the reversal of $223 of charges associated with the Company’s previously disclosed 2022 restructuring plan, $96 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan and the reversal of $22 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(6)

Excludes the net impact of $4,991 of charges associated with the Company’s previously disclosed 2023 restructuring plan, $1,081 of charges associated with the Company’s previously disclosed 2022 restructuring plan and the reversal of $39 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan, and the impact of $8,605 of acquisition transaction costs.

(7)

Excludes (i) the net impact of (a) $19,425 of charges and $4,991 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (b) the reversal of $223 of charges and $1,081 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, (c) $96 of charges and the reversal of $39 of charges associated with the Company’s previously disclosed 2021 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (d) the reversal of $22 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues, and (ii) the impact of $8,605 of acquisition transaction costs recorded to selling, general and administrative expenses.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Net Income (Loss)	$23,269	$50,828	$(324,633)	$(67,851)
Interest	28,577	24,075	53,304	46,921
Taxes	(15,835)	(48,066)	39,613	19,515
Depreciation and Amortization	9,545	11,932	19,948	22,204
Stock-based Compensation	2,740	3,063	5,141	5,731

EBITDAS	$48,296	$41,832	$(206,627)	$26,520

Franchise Rights Acquired Impairments (1)	—	—	257,988	—
2023 Plan Restructuring Charges (2)	1,910	1,784	7,403	24,416
2022 Plan Restructuring Charges (3)	69	818	313	858
2021 Plan Restructuring Charges (4)	—	64	—	57
2020 Plan Restructuring Charges (5)	—	(16)	—	(22)
Acquisition Transaction Costs (6)	—	4,886	—	8,605

Adjusted EBITDAS	$50,275	$49,368	$59,077	$60,434

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s franchise rights acquired of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively.

(2)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(3)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(4)	Charges associated with the Company’s previously disclosed 2021 organizational restructuring plan.
(5)	The reversal of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(6)	Certain non-recurring transaction costs in connection with the Company’s acquisition of Sequence.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIOS)

UNAUDITED

	Q3 2023	Q4 2023		Q1 2024	Q2 2024	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$43,731	$(88,135)		$(347,902)	$23,269	$(369,037)
Interest	24,508	24,464		24,727	28,577	102,276
Taxes	(38,447)	57,556		55,448	(15,835)	58,722
Depreciation and Amortization	13,428	10,007		10,403	9,545	43,383
Stock-based Compensation	3,225	2,346		2,402	2,740	10,713

EBITDAS	$46,445	$6,238		$(254,922)	$48,296	$(153,943)

Franchise Rights Acquired and Goodwill Impairments	—	3,633	(1)	257,988 (2)	—	261,621
2023 Plan Restructuring Charges (3)	6,187	23,140		5,493	1,910	36,730
2022 Plan Restructuring Charges (4)	(212)	489		244	69	590

Adjusted EBITDAS	$52,420	$33,500		$8,803	$50,275	$144,998

Total Debt						$1,428,553
Less: Cash						42,709

Net Debt						$1,385,844

Total Debt to Net Loss						(3.9) X

Net Debt to Adjusted EBITDAS						9.6 X

Note: Totals may not sum due to rounding.

(1)

Impairment charges of the Company’s goodwill of $2,383 and $1,203 related to its Republic of Ireland and Northern Ireland reporting units, respectively, and the impairment charge of the Company’s franchise rights acquired of $47 related to its Northern Ireland unit of account.

(2)

Impairment charges of the Company’s franchise rights acquired of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively.

(3)	Charges associated with the Company’s previously disclosed 2023 restructuring plan.
(4)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2022 restructuring plan.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS)

UNAUDITED

Full Year 2024 Operating Income Guidance Reconciliation
Operating Loss	$(180.7)
Net Restructuring Charges (1)	$ (22.7)
Franchise Rights Acquired Impairments (2)	$(258.0)

Adjusted Operating Income	$ 100.0

(1)

Reflects the net restructuring charges incurred in the first half of fiscal 2024 related to the Company’s previously disclosed 2023 restructuring plan and 2022 restructuring plan, in addition to anticipated restructuring charges in the second half of fiscal 2024 in the high end of the restructuring charges range related to the 2024 restructuring plan.

(2)	Reflects the impairment charges of the Company’s franchise rights acquired related to its United States, Australia, New Zealand and United Kingdom units of account in the first quarter of fiscal 2024.